Exhibit 10.4
Pledge Agreement
(Stocks, Bonds and Commercial Paper)
     THIS PLEDGE AGREEMENT, dated as of this 30th day of January, 2008 (the “Pledge Agreement"), is made by ERIE INDEMNITY COMPANY (the “Pledgor"), with an address at 100 Erie Insurance Place, Erie, Pennsylvania 16530, in favor of PNC BANK, NATIONAL ASSOCIATION (the “Secured Party"), with an address at 901 State Street, P.O. Box 8480, Erie, Pennsylvania 16553.
     1. Pledge. In order to induce the Secured Party to extend the Obligations (as defined below), the Pledgor hereby grants a security interest in and pledges to the Secured Party all of the Pledgor’s right, title and interest in and to the investment property and other assets described in Exhibit A attached hereto and made a part hereof, and all security entitlements of the Pledgor with respect thereto, whether now owned or hereafter acquired, together with all additions, substitutions, replacements and proceeds thereof and all income, interest, dividends and other distributions thereon (collectively, the “Collateral"). If the Collateral includes certificated securities, documents or instruments, such certificates are herewith delivered to the Secured Party accompanied by duly executed blank stock or bond powers or assignments as applicable. The Pledgor hereby authorizes the transfer of possession of all certificates, instruments, documents and other evidence of the Collateral to the Secured Party.
     2. Obligations Secured. The Collateral secures payment to the Secured Party of the indebtedness of the Pledgor evidenced by that certain Committed Line of Credit Note dated on or about the date hereof, in the principal amount of $50,000,000.00, and any amendments, extensions, increases or renewals thereof, and all costs and expenses of the Secured Party in the collection of the foregoing, including but not limited to reasonable attorney’s fees and expenses (hereinafter referred to collectively as the “Obligations”).
     3. Representations and Warranties. The Pledgor represents and warrants to the Secured Party as follows:
          3.1 There are no restrictions on the pledge or transfer of any of the Collateral, other than restrictions referenced on the face of any certificates evidencing the Collateral.
          3.2 The Pledgor is the legal owner of the Collateral, which is registered in the name of the Pledgor, the Custodian (as hereinafter defined) or a nominee.
          3.3 The Collateral is free and clear of any security interests, pledges, liens, encumbrances, charges, agreements, claims or other arrangements or restrictions of any kind, except as referenced in Section 3.1 above; and the Pledgor will not incur, create, assume or permit to exist any pledge, security interest, lien, charge or other encumbrance of any nature whatsoever on any of the Collateral or assign, pledge or otherwise encumber any right to receive income from the Collateral, other than in favor of the Secured Party.
          3.4 The Pledgor has the right to transfer the Collateral free of any encumbrances and the Pledgor will defend the Pledgor’s title to the Collateral against the claims of all persons, and any registration with, or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body which was or is necessary for the validity of the pledge of and grant of the security interest in the Collateral has been obtained.
          3.5 The pledge of and grant of the security interest in the Collateral is effective to vest in the Secured Party a valid and perfected first priority security interest, superior to the rights of any other person, in and to the Collateral as set forth herein.

     4. Covenants.
          4.1 Unless otherwise agreed in writing between the Pledgor and the Secured Party, the Pledgor agrees to maintain at all times Collateral (of the type listed or otherwise permitted in Exhibit A attached hereto) having a minimum market value of at least $62,500,000.00 or the outstanding amount of the Obligations, whichever is higher, and to provide additional Collateral (of the type(s) listed or otherwise permitted in Exhibit A attached hereto) to the Secured Party immediately upon the Secured Party’s request if the minimum market value is not maintained.
          4.2 If all or part of the Collateral constitutes “margin stock” within the meaning of Regulation U of the Federal Reserve Board, the Pledgor agrees to execute and deliver Form U-1 to the Secured Party and, unless otherwise agreed in writing between the Pledgor and the Secured Party, no part of the proceeds of the Obligations may be used to purchase or carry margin stock.
     4.3 Pledgor agrees not to invoke, and hereby waives its rights under, any statute under any state or federal law which permits the recharacterization of any portion of the Collateral to be interest or income.
     5. Default.
          5.1 If any of the following occur (each an “Event of Default”): (i) any Event of Default (as defined in any of the Obligations), (ii) any default under any of the Obligations that does not have a defined set of “Events of Default” and the lapse of any notice or cure period provided in such Obligations with respect to such default, (iii) demand by the Secured Party under any of the Obligations that have a demand feature, (iv) the failure by the Pledgor to perform any of its obligations hereunder, (v) the falsity, inaccuracy or material breach by the Pledgor of any written warranty, representation or statement made or furnished to the Secured Party by or on behalf of the Pledgor, (vi) the failure of the Secured Party to have a perfected first priority security interest in the Collateral, (vii) any restriction is imposed on the pledge or transfer of any of the Collateral after the date of this Agreement without the Secured Party’s prior written consent, or (viii) the breach of the Control Agreement (referred to in Section 8 below), or receipt of notice of termination of the Control Agreement if no successor custodian acceptable to the Secured Party has executed a Control Agreement in form and substance acceptable to the Secured Party on or before the effective date of the termination, then the Secured Party is authorized in its discretion to declare any or all of the Obligations to be immediately due and payable without demand or notice, which are expressly waived, and may exercise any one or more of the rights and remedies granted pursuant to this Pledge Agreement or given to a secured party under the Uniform Commercial Code of the applicable state, as it may be amended from time to time, or otherwise at law or in equity, including without limitation the right to issue a Notice of Exclusive Control (as defined in the Control Agreement) to the Custodian, and/or to sell or otherwise dispose of any or all of the Collateral at public or private sale, with or without advertisement thereof, upon such terms and conditions as it may deem advisable and at such prices as it may deem best.
          5.2 (a) At any bona fide public sale, and to the extent permitted by law, at any private sale, the Secured Party shall be free to purchase all or any part of the Collateral, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. Any such sale may be on cash or credit. The Secured Party shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account in compliance with Regulation D of the Securities Act of 1933 (the “Act”) or any other applicable exemption available under such Act. The Secured Party will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given. The Secured Party may adjourn any sale and sell at the time and place to which the sale is adjourned. If the Collateral is customarily sold on a recognized market or threatens to decline speedily in value, the Secured Party may sell such Collateral at any time without giving prior notice to the Pledgor. Whenever notice is otherwise required by law to be sent by the Secured Party to the Pledgor of any sale or other disposition of the Collateral, ten (10) days written notice sent to the Pledgor at its address specified above will be reasonable.

               (b) The Pledgor recognizes that the Secured Party may be unable to effect or cause to be effected a public sale of the Collateral by reason of certain prohibitions contained in the Act, so that the Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and without a view to the distribution or resale thereof. The Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sales, and agrees that the Secured Party has no obligation to delay or agree to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of the securities which are part of the Collateral (even if the issuer would agree), to register such securities for sale under the Act. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.
          5.3 The net proceeds arising from the disposition of the Collateral after deducting expenses incurred by the Secured Party will be applied to the Obligations in the order determined by the Secured Party. If any excess remains after the discharge of all of the Obligations, the same will be paid to the Pledgor. If after exhausting all of the Collateral there is a deficiency, the Pledgor will be liable therefor to the Secured Party; provided, however, that nothing contained herein will obligate the Secured Party to proceed against the Pledgor or any other party obligated under the Obligations or against any other collateral for the Obligations prior to proceeding against the Collateral.
          5.4 If any demand is made at any time upon the Secured Party for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Secured Party repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Pledgor will be and remain liable for the amounts so repaid or recovered to the same extent as if such amount had never been originally received by the Secured Party. The provisions of this section will be and remain effective notwithstanding the release of any of the Collateral by the Secured Party in reliance upon such payment (in which case the Pledgor’s liability will be limited to an amount equal to the fair market value of the Collateral determined as of the date such Collateral was released) and any such release will be without prejudice to the Secured Party’s rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable. This Section shall survive the termination of this Pledge Agreement.
     6. Voting Rights and Transfer. Prior to the occurrence of an Event of Default, the Pledgor will have the right to exercise all voting rights with respect to the Collateral. At any time after the occurrence of an Event of Default, the Secured Party may transfer any or all of the Collateral into its name or that of its nominee and may exercise all voting rights with respect to the Collateral, but no such transfer shall constitute a taking of such Collateral in satisfaction of any or all of the Obligations unless the Secured Party expressly so indicates by written notice to the Pledgor.
     7. Dividends, Interest and Premiums. The Pledgor will have the right to receive all cash dividends, interest and premiums declared and paid on the Collateral prior to the occurrence of any Event of Default. In the event any additional shares are issued to the Pledgor as a stock dividend or in lieu of interest on any of the Collateral, as a result of any split of any of the Collateral, by reclassification or otherwise, any certificates evidencing any such additional shares will be immediately delivered to the Secured Party and such shares will be subject to this Pledge Agreement and a part of the Collateral to the same extent as the original Collateral. At any time after the occurrence of an Event of Default, the Secured Party shall be entitled to receive all cash or stock dividends, interest and premiums declared or paid on the Collateral, all of which shall be subject to the Secured Party’s rights under Section 5 above.
     8. Securities Account. If the Collateral includes securities or any other financial or other asset maintained in a securities account, then the Pledgor agrees to cause the securities intermediary on whose books and records the ownership interest of the Pledgor in the Collateral appears (the “Custodian”) to execute and deliver, contemporaneously herewith, a notification and control agreement or other agreement (the “Control Agreement”) satisfactory to the Secured Party in order to perfect and protect the Secured Party’s security interest in the Collateral.

     9. Further Assurances. By its signature hereon, the Pledgor hereby irrevocably authorizes the Secured Party, at any time and from time to time, to execute (on behalf of the Pledgor), file and record against the Pledgor any notice, financing statement, continuation statement, amendment statement, instrument, document or agreement under the Uniform Commercial Code that the Secured Party may consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or to enable the Secured Party to exercise or enforce its rights hereunder with respect to such security interest. Without limiting the generality of the foregoing, the Pledgor hereby irrevocably appoints the Secured Party as the Pledgor’s attorney-in-fact to do all acts and things in the Pledgor’s name that the Secured Party may deem necessary or desirable. This power of attorney is coupled with an interest with full power of substitution and is irrevocable. The Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.
     10. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as either the Pledgor or the Secured Party may give to the other for such purpose in accordance with this section.
     11. Preservation of Rights. (a) No delay or omission on the Secured Party’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Secured Party’s action or inaction impair any such right or power. The Secured Party’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Secured Party may have under other agreements, at law or in equity.
          (b) The Secured Party may, at any time and from time to time, without notice to or the consent of the Pledgor unless otherwise expressly required pursuant to the terms of the Obligations, and without impairing or releasing, discharging or modifying the Pledgor’s liabilities hereunder, (i) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (ii) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other pledge or security agreements, or any security for any Obligations; (iii) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Pledgor in such order, manner and amount as the Secured Party may determine in its sole discretion; (iv) deal with any other person with respect to any Obligations in such manner as the Secured Party deems appropriate in its sole discretion; (v) substitute, exchange or release any security or guaranty; or (vi) take such actions and exercise such remedies hereunder as provided herein. The Pledgor hereby waives (a) presentment, demand, protest, notice of dishonor and notice of non-payment and all other notices to which the Pledgor might otherwise be entitled, and (b) all defenses based on suretyship or impairment of collateral.
     12. Illegality. In case any one or more of the provisions contained in this Pledge Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions in this Pledge Agreement.
     13. Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Pledgor from, any provision of this Pledge Agreement will be effective unless made in a writing signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Pledgor in any case will entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstance.
     14. Entire Agreement. This Pledge Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Pledgor and the Secured Party with respect to the subject matter hereof.
     15. Successors and Assigns. This Pledge Agreement will be binding upon and inure to the benefit of the Pledgor and the Secured Party and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Pledgor may not assign this Pledge Agreement in whole or in part without the Secured Party’s prior written consent and the Secured Party at any time may assign this Pledge Agreement in whole or in part.
     16. Interpretation. In this Pledge Agreement, unless the Secured Party and the Pledgor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Pledge Agreement. Section headings in this Pledge Agreement are included for convenience of reference only and shall not constitute a part of this Pledge Agreement for any other purpose. If this Pledge Agreement is executed by more than one party as Pledgor, the obligations of such persons or entities will be joint and several.
     17. Governing Law and Jurisdiction. This Pledge Agreement has been delivered to and accepted by the Secured Party and will be deemed to be made in the State where the Secured Party’s office indicated above is located. This Pledge Agreement will be interpreted and the rights and liabilities of the Pledgor and the Secured Party determined in accordance with the laws of the State where the Secured Party’s office indicated above is located, excluding its conflict of laws rules. The Pledgor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Secured Party’s office indicated above is located; provided that nothing contained in this Pledge Agreement will prevent the Secured Party from bringing any action, enforcing any award or judgment or exercising any rights against the Pledgor individually, against any security or against any property of the Pledgor within any other county, state or other foreign or domestic jurisdiction. The Pledgor acknowledges and agrees that the venue provided above is the most convenient forum for both the Secured Party and the Pledgor. The Pledgor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Pledge Agreement.
     18. WAIVER OF JURY TRIAL. THE PLEDGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT THE PLEDGOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS PLEDGE AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PLEDGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.
The Pledgor acknowledges that it has read and understood all the provisions of this Pledge Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.
WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS / ATTEST:		ERIE INDEMNITY COMPANY

/s/ Donald A. McRae		By:	/s/ Philip A. Garcia

Print Name:	Donald A. McRae		Print Name:	Philip A. Garcia
Title:	Assistant Vice President		Title:	Executive Vice President & CFO
(Include title only if an officer of entity signing to the right)

EXHIBIT A TO PLEDGE AGREEMENT
(UNCERTIFICATED SECURITIES)
With respect to the following account:

Title of the Securities Account:	Erie Indemnity Company
Securities Account No.:	EIRF 2221002
Custodian:	Mellon Bank, N.A.
The specific assets listed below, which are in the securities account referred to above, are being pledged as collateral and trading and withdrawals are permitted provided that the Collateral pledged to the Secured Party hereunder has a rating at all times equal to or greater than “AAA” and at all times meets the minimum market value requirement set forth in Section 4.1 of this Pledge Agreement.

Par Value (in millions of dollars)	Description of Securities	CUSIP #

2	Alaska GO @5% due 08/01/2015	011770p73

3	Alaska Airport @5% due 10/01/2017	011842pe5

2	Atlanta Airport @5% due 01/01/2010	04780mfj3

2.19	Bristol Sch @3.25% due 02/15/2010	110290jg9

2.105	Central Puget Snd @5% due 11/01/2015	15504raj8

2.5	Chicago O’Hare @5.25% due 01/01/2015	167592p24

2	Chicago Trans @5.25% due 06/01/2012	167723bb0

2	Clark Cty Airport @5.25% due 07/01/2014	18085pdt8

4	Collier Cty Sch @5.25% due 02/15/2018	194653jg7

2.71	Denton ISD @5% due 08/15/2015	249001l48

2	Detroit Sch @5% due 05/01/2018	251129x72

Par Value (in millions of dollars)	Description of Securities	CUSIP #

2.655	Hillsboro Cty Airport @5% due 10/01/2011	432308ux0

4.305	Hoover GO @5% due 03/01/2016	439238he9

2.535	Indiana Ofc Bld @5% due 07/01/2016	455066kg4

2.27	Kane & DuPage Ctys @3.25% due 01/01/2010	483800qr2

4	King Cty Sch @5.125% due 12/01/2020	495044pk9

2	Memphis Elec @5% due 12/01/2015	586158lb1

2.565	Met DC Airport @5.25% due 10/01/2014	592646nh2

4	Michigan Mun Bd Det @5% due 06/01/2014	59455tgt3

2	Michigan Trunk @5% due 09/01/2013	594700cb0

3	Moon Twnshp Sch @5% due 11/15/2024	615401jg2

2.41	Nevada Bond Bk @5% due 12/01/2017	641460p38

2	New Jersey Econ @5% due 09/01/2018	6459164y0

3	New Jersey Econ @5.25% due 12/15/2015	645916y76

TOTAL at par		$63,245,000.00